UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2008
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Agreement with New Chief Financial Officer
The information disclosed under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.
Lease Amendment
     On October 2, 2008, the Company entered into a Fifth Amendment to Lease (the “Lease Amendment”) with Mortimer B. Zuckerman and Edward H. Linde as Trustees of Tracer Lane Trust II (the “Trustees”). The Lease Amendment further amends the Lease, dated December 20, 2002, as amended (the “Lease”), between the Company and the Trustees for leased premises located at 170 Tracer Lane, Waltham, Massachusetts.
     Pursuant to the terms of the Lease Amendment, the term of the Lease is extended through April 30, 2010 at an annual rate of $2,344,256. The other terms of the Lease remain unchanged.
     The description of the terms and conditions of the Lease Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.
Item 2.02. Results of Operations and Financial Condition.
Preliminary Financial Results
     On October 7, 2008, Unica Corporation (the “Company”) announced preliminary financial results for the quarter ended September 30, 2008. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Additional Financial Disclosures
Exhibit 99.2, attached hereto, contains certain disclosures contained in prepared remarks to be given by Yuchun Lee, the Company’s president and chief executive officer, during a teleconference on October 7, 2008.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Appointment of Chief Financial Officer
On October 6, 2008, the Company and Kevin P. Shone entered into an offer letter agreement (the “Agreement”) pursuant to which Mr. Shone has agreed to become the Company’s Senior Vice President and Chief Financial Officer, effective October 13, 2008, replacing Ralph A. Goldwasser. Mr. Shone is 42 years old and his experience includes serving as Vice President, Global Field Finance and Administration at Cognos, Inc. (an IBM company) during which he supported Cognos’ growth, as annual revenues increased from approximately $245 million to more than $1 billion. As the CFO for Cognos’ global field operations, Mr. Shone managed a team of over 270 individuals and led pre- and post-merger integration initiatives. Previously, Mr. Shone served as Cognos’ Senior Corporate Counsel and later as Vice President of Finance and Administration for the Americas Operations.
Pursuant to the Agreement, Mr. Shone agreed to join the Company on October 13, 2008 at a base salary of $250,000 per year. Mr. Shone is also eligible to receive incentive compensation under the Company’s Executive Bonus Plan for fiscal year 2009, with a bonus target for fiscal year 2009 of $100,000. The bonus criteria are a combination of the Company’s achievement of its financial goals and Mr. Shone’s achievement of his individual objectives.
In addition, subject to approval by the Company’s Board of Directors, Mr. Shone will be granted an option to purchase 50,000 shares of the Company’s common stock priced at the fair market value on the date of grant (the “Grant Date”), and 50,000 restricted stock units at $0.01 per share. The option and restricted stock units are subject to the terms and conditions of the Company’s 2005 Stock Incentive Plan (the “Plan”). The stock option will vest over a four-year period with 25% vesting one year from the Grant Date and the balance vesting on a quarterly basis beginning one year from the Grant Date, and the restricted stock units will vest 25% each year over a four-year period. The Agreement also provides that upon a Change in Control Event or Reorganizing Event (an “Event”) within the first year of Mr. Shone’s employment and in the event of termination of Mr. Shone’s employment for Good Reason or without Cause (as those terms are defined under the Plan as supplemented by the Agreement) within one year of an Event, then 50% of the outstanding and unvested options and 50% of the granted but unvested restricted stock units will vest. The Agreement further provides that upon an Event occurring after Mr. Shone’s first anniversary with the Company and in the event of termination of Mr. Shone’s employment for Good Reason or without Cause within one year of an Event, then 100% of the outstanding and unvested options and 100% of the granted but unvested restricted stock units will vest. In both scenarios following a termination without Cause or for Good Reason following an Event, Mr. Shone would also be eligible to receive twelve months’ base salary as separation pay as well as 12 months of benefit continuation.
Resignation of Kevin Thimble
Kevin Thimble, Vice President and Corporate Controller of the Company has voluntarily resigned his office effective October 28, 2008. Mr. Thimble has served the Company as its Vice President and Corporate Controller since January 2007 and also acted as its Chief Accounting Officer since March 2007.
Item 7.01. Regulation FD Disclosure.
The information set forth in Item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Fifth Amendment to Lease between Unica Corporation and Mortimer B. Zuckerman and Edward H. Linde as Trustees of Tracer Lane Trust II, dated October 2, 2008.

99.1	Press Release issued by Unica Corporation on October 7, 2008 (furnished pursuant to Item 2.02)

99.2	Additional Financial Disclosures (furnished pursuant to Item 2.02)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICA CORPORATION
October 7, 2008	By:	/s/ Jason Joseph
Jason Joseph
Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Fifth Amendment to Lease between Unica Corporation and Mortimer B. Zuckerman and Edward H. Linde as Trustees of Tracer Lane Trust II, dated October 2, 2008.

99.1	Press release issued by Unica Corporation on October 7, 2008 (furnished pursuant to Item 2.02)

99.2	Additional Financial Disclosures (furnished pursuant to Item 2.02)